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[PETROQUEST ENERGY, INC. LOGO]

NEWS RELEASE
FOR IMMEDIATE RELEASE

For further information, contact:      Robert R. Brooksher, Vice President - Corporate Communications
                                       (337) 232-7028

             PETROQUEST ENERGY, INC. ANNOUNCES FIRST QUARTER RESULTS

Lafayette, Louisiana - May 8, 2003 - PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today net income for the quarter ended March 31, 2003 of $2,993,000 or $0.07 per share, as compared to first quarter 2002 net loss of $364,000 or $(0.01) per share. First quarter 2003 net income includes an after-tax gain of $849,000 for the cumulative effect of a change in accounting principle related to the adoption of Statement of Accounting Standards No. 143, "Accounting For Asset Retirement Obligations." Net cash flow provided by operating activities for the first quarter of 2003 was $6,688,000, as compared to $4,067,000 for the comparable 2002 period. Net cash flow provided by operating activities before working capital changes for the first quarter of 2003 was $12,002,000, as compared to $6,745,000 for the comparable 2002 period. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Oil and gas sales during the first quarter of 2003 increased 54% to $16,154,000 as compared to the first quarter of 2002. This increase is the result of higher product prices. Stated on a Mcfe basis, unit prices received during the first quarter of 2003 were 94% higher than the prices received during the comparable 2002 period.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods ended March 31, 2003 and 2002:

                                                        Three Months Ended
                                                             March 31,
                                                       2003             2002
                                                    ----------       ----------
Production:
        Oil (Bbls)                                     234,830          234,508
        Gas (Mcf)                                    1,606,318        2,384,964
        Total Production (Mcfe)                      3,015,298        3,792,012

Sales:
        Total Oil Sales                             $7,235,119       $4,853,441
        Total Gas Sales                             $8,918,569       $5,655,498

Average sales prices:
        Oil (per Bbl)                                   $30.81           $20.70
        Gas (per Mcf)                                    $5.55            $2.37
        Per Mcfe                                         $5.36            $2.77


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The following initiates guidance for the second quarter of 2003:

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
                                                                          Guidance for
Description                                                             2nd Quarter 2003
-----------                                                             ----------------
Production volumes (MMcfe/d)                                                21 - 23

Percent gas                                                                   50%

Expenses:
        Lease operating expenses (per Mcfe)                              $1.20 - $1.30
        Production taxes (per Mcfe)                                      $0.06 - $0.08
        Depreciation, depletion and amortization (per Mcfe)              $2.80 - $2.90
        General and administrative (in millions)                          $1.2 - $1.4
        Interest expense (in millions)                                   $.100 - $.125

Effective tax rate (all deferred)                                             35%


PetroQuest Energy Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Gulf Coast Basin, both onshore and in shallow waters offshore.

This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.


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                             PETROQUEST ENERGY, INC.
                      Consolidated Statements of Operations
                  (Amounts In Thousands, Except Per Share Data)


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
                                                                           Three Months Ended
                                                                                March 31,
                                                                           2003           2002
                                                                         --------       --------
Revenues:
        Oil and gas sales                                                $ 16,154       $ 10,509
        Interest and other income                                             (24)           (12)
                                                                         --------       --------
                                                                           16,130         10,497
                                                                         --------       --------
Expenses:
        Lease operating expenses                                            2,762          2,349
        Production taxes                                                      210            202
        Depreciation, depletion and amortization                            8,473          7,094
        General and administrative                                          1,223          1,200
        Accretion of asset retirement obligation                              140              -
        Interest expense                                                       23            211
                                                                         --------       --------
                                                                           12,831         11,056
                                                                         --------       --------

Income from operations                                                      3,299           (559)

        Income tax expense                                                  1,155           (195)
                                                                         --------       --------
Income (loss) before cumulative effect of
  change in accounting principle                                         $  2,144       $   (364)

Cumulative effect of change in accounting principle                           849              -
                                                                         --------       --------
Net income (loss)                                                        $  2,993       $   (364)
                                                                         ========       ========

Earnings (loss) per common share:
  Basic
       Income (loss) before cumulative effect of
         change in accounting principle                                  $   0.05       $  (0.01)
       Cumulative effect of change in accounting principle                   0.02              -
                                                                         --------       --------
       Net income (loss)                                                 $   0.07       $  (0.01)
                                                                         ========       ========
  Diluted
       Income (loss) before cumulative effect of
         change in accounting principle                                  $   0.05       $  (0.01)
       Cumulative effect of change in accounting principle                   0.02              -
                                                                         --------       --------
       Net income (loss)                                                 $   0.07       $  (0.01)
                                                                         ========       ========

Weighted average number of common shares:
        Basic                                                              42,852         34,724
                                                                         ========       ========
        Diluted                                                            44,168         34,724
                                                                         ========       ========


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                             PETROQUEST ENERGY, INC.
                       Non-GAAP Disclosure Reconciliation
                             (Amounts In Thousands)

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
                                                                              Three Months Ended
                                                                                   March 31,
                                                                             2003             2002
                                                                           --------         --------
Net cash provided by operating activities                                  $  6,688         $  4,067
Changes in working capital accounts                                           5,314            2,678
                                                                           --------         --------
Net cash flow provided by operations before working capital changes        $ 12,002         $  6,745
                                                                           ========         ========


Note: Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company's ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.